Exhibit 99.1

Fortune Brands Home & Security Reports Strong Q2 Sales and EPS Growth, and Raises Annual Outlook

Highlights:

  Q2 2013 net sales increase 11 percent year-over-year to $1.04 billion
  Q2 2013 EPS $0.37, EPS before charges/gains increases to $0.41 vs. $0.29 prior year
  Company raises annual outlook to sales growth of 13 – 15 percent and EPS before charges/gains of $1.35 - $1.43
  Company completes WoodCrafters Home Products acquisition, pays its first quarterly dividend, and extends existing credit agreement

DEERFIELD, Ill.--(BUSINESS WIRE)--July 24, 2013--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2013 results and raised its annual outlook for sales and earnings per share. The Company has also completed a strategic acquisition in the cabinet segment, paid its first quarterly dividend and extended the maturity of its existing credit agreement.

“We continue to leverage the market recovery with strong second quarter results,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “We developed solid momentum in the first half of the year by focusing on profitable growth. Based on our strong first half performance, our continued confidence in the home products market, and our efficient closing of the WoodCrafters acquisition, we are again increasing our annual outlook.”

Second Quarter 2013

For the second quarter of 2013, net sales were $1.04 billion, an increase of 11 percent over the second quarter of 2012. Diluted earnings per share were $0.37, compared to $0.29 in the prior year quarter. Diluted EPS before charges/gains was $0.41, compared to $0.29 the prior year.

Operating income was $106.5 million, compared to $72.3 million in the prior year quarter. Operating income before charges/gains was $107.2 million, compared to $72.7 million the prior year.

“Sales were up double digits in each of our home segments, with these segments growing a combined 13 percent vs. last year, once again outperforming the market. Importantly, this was very profitable growth, with operating income before charges/gains increasing 54 percent for the home product segments. New housing construction continued at a strong pace, and spending on home repairs and remodeling continued to strengthen,” Klein said.

For each segment in the second quarter 2013, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 13 percent, with operating income before charges/gains of $35.3 million vs. $18.5 million last year. Growth and share gains were driven across all parts of the business, with new construction leading the momentum and our semi-custom products benefitting more broadly from increasing repair and remodel spending.
  Plumbing & Accessories net sales were up 15 percent, and operating income before charges/gains was up 29 percent with share gains across the business.
  Advanced Material Windows & Door Systems net sales were up double digits, as entry doors grew 15 percent, and we began to see some positive signs in windows. Importantly, operating income before charges/gains for the segment more than doubled to $10 million.
  Security & Storage net sales were relatively even with prior year, with a security sales increase of 4 percent, offset by lower tool storage sales as we reposition that business. Segment operating income before charges/gains was up 25 percent.

Company Raises Annual Outlook for 2013

Based on the Company’s first half performance, its continued confidence in the home products market recovery and expectation to continue outperforming the market, plus growth from the recently closed WoodCrafters acquisition, the Company now expects full-year 2013 net sales to increase 13 to 15 percent. The Company now expects diluted EPS before charges/gains to be in the range of $1.35 to $1.43, which includes $0.04 from the WoodCrafters acquisition. This targeted range compares to 2012 diluted EPS before charges/gains of $0.89.

“We have the confidence to raise our annual outlook because we are executing well and our performance continues to outpace the recovering market,” Klein said.

Company Pays Dividend and Completes Strategic Acquisition

On June 19, 2013, the Company paid its first quarterly cash dividend of $0.10 per share of common stock. The Company implemented this dividend approximately 19 months after becoming an independent company.

On June 20, 2013, the Company completed the acquisition of WoodCrafters Home Products Holding, LLC, a leading, privately-owned manufacturer of bathroom vanities and tops with estimated annual sales of $230 million. The transaction was valued at approximately $300 million. WoodCrafters is now part of the Company’s Kitchen & Bath Cabinetry segment and greatly expands the Company’s offerings of bathroom cabinetry.

“Our strong performance over the last six quarters provides the foundation to drive incremental shareholder value,” said Lee Wyatt, chief financial officer. “The dividend reflects our confidence in ongoing cash flows, and the acquisition should increase operating results in the second half of 2013. Even with these two actions, we expect our net-debt-to-EBITDA before charges/gains ratio to be less than 0.5 times at year-end. The benefits from our capital structure and free cash flow have contributed to our ability to increase full year guidance,” Wyatt said.

“Our balance sheet remains solid and we have extended our existing credit agreement to five years in order to maintain our flexibility,” Wyatt said. “As of June 30, 2013, cash was $124 million and debt increased to $386 million; both reflecting the completed WoodCrafters acquisition.”

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company generated $3.6 billion in net sales in 2012. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, the effect of the WoodCrafters acquisition, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) by our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, and net debt-to-EBITDA before charges/gains ratio. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$392.4	$345.9	13.4	$737.7	$657.4	12.2
Plumbing & Accessories	322.6	281.5	14.6	631.5	526.0	20.1
Advanced Material Windows & Door Systems	176.5	159.6	10.6	300.7	273.0	10.1
Security & Storage	148.9	148.3	0.4	260.5	277.7	(6.2)
Total Net Sales	$1,040.4	$935.3	11.2	$1,930.4	$1,734.1	11.3

Operating Income (Loss) Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$35.3	$18.5	90.8	$50.2	$14.6	243.8
Plumbing & Accessories	55.3	42.8	29.2	110.3	79.0	39.6
Advanced Material Windows & Door Systems	9.9	4.0	147.5	2.0	(6.3)	131.7
Security & Storage	26.3	21.1	24.6	38.6	32.9	17.3
Corporate Expenses	(19.6)	(13.7)	(43.1)	(31.5)	(26.6)	(18.4)
Total Operating Income Before Charges/Gains	$107.2	$72.7	47.5	$169.6	$93.6	81.2

Earnings Per Share Before Charges/Gains (b)
Diluted	$0.41	$0.29	41.4	$0.65	$0.37	75.7

EBITDA Before Charges/Gains (c)	$128.4	$95.0	35.1	$212.9	$140.4	51.6

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$123.6	$336.0
Accounts receivable, net	499.8	381.7
Inventories	438.8	357.2
Other current assets	141.4	153.0
Total current assets	1,203.6	1,227.9

Property, plant and equipment, net	522.2	509.4
Goodwill	1,521.8	1,381.4
Other intangible assets, net of accumulated amortization	764.6	683.6
Other assets	53.2	71.6
Total assets	$4,065.4	$3,873.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$6.1	$5.5
Current portion of long-term debt	22.5	22.5
Accounts payable	350.1	287.0
Other current liabilities	293.0	317.4
Total current liabilities	671.7	632.4

Long-term debt	357.5	297.5
Deferred income taxes	230.0	224.0
Accrued defined benefit plans	196.0	252.7
Other non-current liabilities	81.8	82.6
Total liabilities	1,537.0	1,489.2

Stockholders' equity	2,525.5	2,381.1
Noncontrolling interests	2.9	3.6
Total equity	2,528.4	2,384.7
Total liabilities and equity	$4,065.4	$3,873.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Operating Activities
Net income	$101.7	$60.9
Depreciation and amortization	42.8	47.5
Asset impairment charge	6.2	-
Recognition of actuarial losses	5.4	-
Deferred income taxes	4.9	9.6
Other noncash items	13.8	13.4
Changes in assets and liabilities, net	(128.9)	(78.9)
Net cash provided by operating activities	$45.9	$52.5

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(30.9)	$(26.4)
Cost of acquisition, net of cash	(299.3)	-
Other investing activities	(0.1)	(3.6)
Net cash used in investing activities	$(330.3)	$(30.0)

Net cash provided by financing activities	$71.9	$2.9

Effect of foreign exchange rate changes on cash	0.1	1.0

Net (decrease) increase in cash and cash equivalents	$(212.4)	$26.4
Cash and cash equivalents at beginning of period	336.0	120.8
Cash and cash equivalents at end of period	$123.6	$147.2

FREE CASH FLOW	Six Months Ended June 30,
	2013	2012

Free Cash Flow (a)	$43.8	$80.9
Add:
Capital expenditures	31.2	28.2
Less:
Proceeds from the sale of assets	0.3	1.8
Proceeds from the exercise of stock options	28.8	54.8
Cash Flow From Operations (GAAP)	$45.9	$52.5

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change

Net Sales	$1,040.4	$935.3	11.2	$1,930.4	$1,734.1	11.3

Cost of products sold	663.4	617.9	7.4	1,253.2	1,169.9	7.1

Selling, general
and administrative expenses	267.7	242.3	10.5	507.8	463.4	9.6

Amortization of intangible assets	2.5	2.8	(10.7)	5.1	6.2	(17.7)

Restructuring charges	0.3	-	100.0	1.2	1.0	20.0

Operating Income	106.5	72.3	47.3	163.1	93.6	74.3

Interest expense	1.7	2.1	(19.0)	3.4	4.6	(26.1)

Other expense, net	6.1	0.7	771.4	5.9	0.2	2,850.0

Income before income taxes	98.7	69.5	42.0	153.8	88.8	73.2

Income taxes	34.5	21.6	59.7	52.1	27.9	86.7

Net Income	$64.2	$47.9	34.0	$101.7	$60.9	67.0

Less: Noncontrolling interests	0.2	0.1	100.0	0.4	0.6	(33.3)

Net Income attributable to
Fortune Brands Home & Security	$64.0	$47.8	33.9	$101.3	$60.3	68.0

Earnings Per Common Share, Diluted:
Net Income	$0.37	$0.29	27.6	$0.59	$0.37	59.5

Diluted Average Shares Outstanding	171.3	165.4	3.5	170.8	164.2	4.0

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$392.4	$345.9	13.4	$737.7	$657.4	12.2
Plumbing & Accessories	322.6	281.5	14.6	631.5	526.0	20.1
Advanced Material Windows & Door Systems	176.5	159.6	10.6	300.7	273.0	10.1
Security & Storage	148.9	148.3	0.4	260.5	277.7	(6.2)
Total Net Sales	$1,040.4	$935.3	11.2	$1,930.4	$1,734.1	11.3

Operating Income (Loss)
Kitchen & Bath Cabinetry	$35.4	$17.9	97.8	$49.7	$12.6	294.4
Plumbing & Accessories	55.3	42.8	29.2	110.3	79.0	39.6
Advanced Material Windows & Door Systems	9.8	3.7	164.9	1.3	(4.8)	127.1
Security & Storage	26.3	21.6	21.8	38.6	33.4	15.6
Corporate Expenses (a)	(20.3)	(13.7)	(48.2)	(36.8)	(26.6)	(38.3)
Total Operating Income (GAAP)	$106.5	$72.3	47.3	$163.1	$93.6	74.3

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (b)
Kitchen & Bath Cabinetry	$35.3	$18.5	90.8	$50.2	$14.6	243.8
Plumbing & Accessories	55.3	42.8	29.2	110.3	79.0	39.6
Advanced Material Windows & Door Systems	9.9	4.0	147.5	2.0	(6.3)	131.7
Security & Storage	26.3	21.1	24.6	38.6	32.9	17.3
Corporate Expenses	(19.6)	(13.7)	(43.1)	(31.5)	(26.6)	(18.4)

Total Operating Income Before Charges/Gains (b)	107.2	72.7	47.5	169.6	93.6	81.2
Restructuring and other charges (c)	-	(0.4)	100.0	(1.2)	(2.0)	40.0
Contingent acquisition consideration adjustment (d)	-	-	-	-	2.0	(100.0)
Defined benefit plan actuarial losses (e)	(0.7)	-	(100.0)	(5.3)	-	(100.0)
Total Operating Income (GAAP)	$106.5	$72.3	47.3	$163.1	$93.6	74.3

(a) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) Represents actuarial losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our Operating Income (loss) Before Charges/Gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from Operating Income (loss) Before Charges/Gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

(In millions)	Year Ended			Year Ended
	December 31, 2012			December 31, 2011
	%	$		%	$
Actual return on plan assets	14.5%	$63.7		(0.6)%	($2.7)
Expected return on plan assets	7.8%	36.8		8.5%	41.3
Discount rate at December 31:
Pension benefits	4.9%			5.8%
Postretirement benefits	4.6%			5.3%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, an asset impairment charge pertaining to a cost method investment and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the second quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding the impact of expense from actuarial losses associated with our defined benefit plans of $0.7 million ($0.4 million after tax) and an asset impairment charge of $6.2 million ($0.04 per diluted share) pertaining to a cost method investment.

For six months ended June 30, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.2 million ($0.8 million after tax) of restructuring and other charges, an asset impairment charge of $6.2 million ($0.04 per diluted share) pertaining to a cost method investment and the impact of expense from actuarial losses associated with our defined benefit plan of $5.3 million ($3.5 million after tax or $0.02 per diluted share).

For the second quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $0.4 million ($0.2 million after tax) of restructuring and other charges.

For the six months ended June 30, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $2.0 million ($1.2 million after tax or $0.01 per diluted share) of restructuring and other charges and income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax or $0.01 per diluted share).

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.41	$0.29	41.4	$0.65	$0.37	75.7

Restructuring and other charges	-	-	-	-	(0.01)	100.0
Contingent acquisition consideration adjustment	-	-	-	-	0.01	(100.0)
Asset impairment charge	(0.04)	-	-	(0.04)	-	-
Defined benefit plan actuarial losses	-	-	-	(0.02)	-	-

Diluted EPS (GAAP)	$0.37	$0.29	27.6	$0.59	$0.37	59.5

RECONCILIATION OF FULL YEAR 2013 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.35 to $1.43 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.29 to $1.37 per share. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or losses associated with its defined benefit plans subsequent to June 30, 2013.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(unaudited)

For the twelve months ended
December 31, 2012

Diluted EPS before charges/gains - full year	$0.89

Diluted EPS before charges/gains (a)	$0.89
Restructuring and other charges	(0.04)
Contingent acquisition consideration adjustment	-
Asset impairment charges	(0.06)
Defined benefit plan actuarial losses	(0.16)
Income tax gains	0.08

Diluted EPS (GAAP)	$0.71

(a) For the year ended December 31, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.0 million ($6.6 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax), asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $42.2 million ($26.2 million after tax or $0.16 per diluted share). Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	% Change		2013	2012	% Change

Net Income	$64.2	$47.9	34.0		$101.7	$60.9	67.0

Depreciation (a)	$18.6	$20.2	(7.9)		$37.9	$40.8	(7.1)
Amortization of intangible assets	2.5	2.8	(10.7)		5.1	6.2	(17.7)
Restructuring and other charges	-	0.4	(100.0)		1.2	2.0	(40.0)
Contingent acquisition consideration adjustment	-	-	-		-	(2.0)	100.0
Interest expense	1.7	2.1	(19.0)		3.4	4.6	(26.1)
Asset impairment charge	6.2	-	100.0		6.2	-	100.0
Defined benefit plan actuarial losses	0.7	-	100.0		5.3	-	100.0
Income taxes	34.5	21.6	59.7		52.1	27.9	86.7

EBITDA BEFORE CHARGES/GAINS (b)	$128.4	$95.0	35.2		$212.9	$140.4	51.6

(a) Depreciation excludes accelerated depreciation of ($0.2) million for the three months ended June 30, 2013 and ($0.2) million and $0.5 million for the six months ended June 30, 2013 and June 30, 2012, respectively. Accelerated depreciation is included in restructuring and other charges.

(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of June 30, 2013
Notes payable to banks (a)				6.1
Current portion of long-term debt (a)				22.5
Long-term debt (a)				357.5
Total debt				386.1
Less:
Cash and cash equivalents (a)				123.6
Net debt (1)				262.5

For the twelve months ended June 30, 2013
EBITDA before charges/gains (2) (b)				393.8

Net debt-to-EBITDA before charges/gains ratio (1/2)				0.7

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of June 30, 2013.

(b) See reconciliation below for calculation and reconciliation from Net Income to EBITDA before charges/gains. EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

	Six Months Ended	Six Months Ended	Twelve Months Ended
	June 30,	December 31,	June 30,
	2013	2012	2013

Net Income	$101.7	$58.8	$160.5

Depreciation (c)	$37.9	$40.7	$78.6
Amortization of intangible assets	5.1	4.9	10.0
Restructuring and other charges	1.2	8.0	9.2
Interest expense	3.4	4.1	7.5
Asset impairment charges	6.2	15.8	22.0
Defined benefit plan actuarial losses	5.3	42.2	47.5
Income taxes	52.1	6.4	58.5

EBITDA BEFORE CHARGES/GAINS	$212.9	$180.9	$393.8

(c) Depreciation excludes accelerated depreciation of ($0.2) million for the six months ended June 30, 2013 and $8.2 million for the six months ended December 31, 2012.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Before
	GAAP	and other	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	losses	charge	(Non-GAAP)

2013	SECOND QUARTER

Net Sales	$1,040.4	-	-	-

Cost of products sold	663.4	0.3	(0.3)	-
Selling, general & administrative expenses	267.7	-	(0.4)	-
Amortization of intangible assets	2.5	-	-	-
Restructuring charges	0.3	(0.3)	-	-

Operating Income	106.5	-	0.7	-	107.2

Interest expense	1.7	-	-	-
Other expense, net	6.1	-	-	(6.2)
Income before income taxes	98.7	-	0.7	6.2	105.6

Income taxes	34.5	-	0.3	-

Net Income	$64.2	-	0.4	6.2	$70.8

Less: Noncontrolling interests	0.2	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$64.0	-	0.4	6.2	$70.6

Average Diluted Shares Outstanding	171.3				171.3

Diluted EPS	0.37				0.41

2012

Net Sales	$935.3	-	-	-

Cost of products sold	617.9	(0.4)	-	-
Selling, general & administrative expenses	242.3	-	-	-
Amortization of intangible assets	2.8	-	-	-
Restructuring charges	-	-	-	-

Operating Income	72.3	0.4	-	-	72.7

Interest expense	2.1	-	-	-
Other expense, net	0.7	-	-	-
Income before income taxes	69.5	0.4	-	-	69.9

Income taxes	21.6	0.2	-	-

Net Income	$47.9	0.2	-	-	$48.1

Less: Noncontrolling interests	0.1	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$47.8	0.2	-	-	$48.0

Average Diluted Shares Outstanding	165.4				165.4

Diluted EPS	0.29				0.29

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent
		Restructuring	acquisition		Asset	Before
	GAAP	and other	consideration	Defined benefit plan	impairment	Charges/Gains
	(unaudited)	charges	adjustment	actuarial losses	charge	(Non-GAAP)

2013	YEAR TO DATE

Net Sales	$1,930.4	-	-	-	-

Cost of products sold	1,253.2	-	-	(3.3)	-
Selling, general & administrative expenses	507.8	-	-	(2.0)	-
Amortization of intangible assets	5.1	-	-	-	-
Restructuring charges	1.2	(1.2)	-	-	-

Operating Income	163.1	1.2	-	5.3	-	169.6

Interest expense	3.4	-	-	-	-
Other expense, net	5.9	-	-	-	(6.2)
Income before income taxes	153.8	1.2	-	5.3	6.2	166.5

Income taxes	52.1	0.4	-	1.8	-

Net Income	$101.7	0.8	-	3.5	6.2	$112.2

Less: Noncontrolling interests	0.4	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$101.3	0.8	-	3.5	6.2	$111.8

Average Diluted Shares Outstanding	170.8					170.8

Diluted EPS	0.59					0.65

2012

Net Sales	1,734.1	-	-	-	-

Cost of products sold	1,169.9	(1.0)	-	-	-
Selling, general & administrative expenses	463.4	-	2.0	-	-
Amortization of intangible assets	6.2	-	-	-	-
Restructuring charges	1.0	(1.0)	-	-	-

Operating Income	93.6	2.0	(2.0)	-	-	93.6

Interest expense	4.6	-	-	-	-
Other expense, net	0.2	-	-	-	-
Income before income taxes	88.8	2.0	(2.0)	-	-	88.8

Income taxes	27.9	0.8	(0.8)	-	-

Net Income	$60.9	1.2	(1.2)	-	-	$60.9

Less: Noncontrolling interests	0.6	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$60.3	1.2	(1.2)	-	-	$60.3

Average Diluted Shares Outstanding	164.2					164.2

Diluted EPS	0.37					0.37

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three month period ended				For the six month period ended
	June 30, 2013	June 30, 2012	$change	% change	June 30, 2013	June 30, 2012	$change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$35.3	$18.5	$16.8	90.8	$50.2	$14.6	$35.6	243.8
Restructuring charges	(0.2)	(0.2)	-	-	(0.5)	(1.0)	0.5	50.0
Other charges (b)
Cost of products sold	0.3	(0.4)	0.7	175.0	-	(1.0)	1.0	100.0
Operating income (GAAP)	$35.4	$17.9	$17.5	97.8	$49.7	$12.6	$37.1	294.4

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$55.3	$42.8	$12.5	29.2	$110.3	$79.0	$31.3	39.6
Operating income (GAAP)	$55.3	$42.8	$12.5	29.2	$110.3	$79.0	$31.3	39.6

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating income (loss) before charges/gains(a)	$9.9	$4.0	$5.9	147.5	$2.0	$(6.3)	$8.3	131.7
Restructuring charges	(0.1)	(0.3)	0.2	66.7	(0.7)	(0.5)	(0.2)	(40.0)
Contingent acquisition consideration adjustment	-	-	-	-	-	2.0	(2.0)	(100.0)
Operating income (loss) (GAAP)	$9.8	$3.7	$6.1	164.9	$1.3	$(4.8)	$6.1	127.1

SECURITY & STORAGE
Operating income before charges/gains(a)	$26.3	$21.1	$5.2	24.6	$38.6	$32.9	$5.7	17.3
Restructuring charges	-	0.5	(0.5)	(100.0)	-	0.5	(0.5)	(100.0)
Operating income (GAAP)	$26.3	$21.6	$4.7	21.8	$38.6	$33.4	$5.2	15.6

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges and income from a contingent acquisition consideration adjustment. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represents charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF HOME SEGMENTS OPERATING INCOME BEFORE CHARGES/GAINS PERCENTAGE CHANGE TO GAAP OPERATING INCOME PERCENTAGE CHANGE
(unaudited)

Three months ended
June 30, 2013
Operating income before charges/gains(a)	54%
Restructuring charges	2%
Operating income (GAAP)	56%

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com